UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2023

PMV Consumer Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39534	84-5174573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 Royal Palm Way, Suite 503 Palm Beach, FL	33480
(Address of principal executive offices)	(Zip Code)

(561) 318-3766

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PMVC	N/A
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	PMVC WS	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

PMV Consumer Acquisition Corp (the “Company” or “PMV”) had previously recognized a liability upon closing of its initial public offering in September 2020 for a portion of the underwriter’s commissions which was contingently payable upon closing of a future business combination, with the offsetting entry resulting in an initial discount to the securities sold in the initial public offering. The underwriter waived a portion of the claim to this deferred commission in August 2022. The Company recognized the waiver as an extinguishment, with a resulting non-operating gain recognized in its statement of operations for both the three and nine months ended September 30, 2022. Upon subsequent review and analysis, management concluded that the Company should have recognized the extinguishment of the contingent liability as a credit to stockholders’ deficit.

Therefore, on March 29, 2023, the Company’s management and the audit committee of the Company’s Board of Directors (the “Audit Committee”) concluded that the Company’s previously issued financial statements for both the three and nine months ended September 30, 2022 on Form 10-Q filed with the SEC on November 14, 2022 (the “Original Filing”) should no longer be relied upon and that it is appropriate to restate certain financial information included within the Original Filing. As a result, the Company today is announcing that it will restate the relevant financial information as set forth in the Original Filing within a footnote on the 2022 Form 10-K to reflect the change in accounting treatment.

The Audit Committee and PMV Consumer Acquisition Corp management have discussed the matters disclosed pursuant to this Item 4.02(a) with the Company’s independent accountant.

The Company’s management has concluded that a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective.

The change in accounting for the liability extinguishment did not have any impact on the Company’s liquidity or cash flows included in Item 1, Financial Statements in the Original Filing. The change in accounting for the liability extinguishment does not impact the amounts previously reported for the Company’s cash, investments held in trust account, operating expenses or total cash flows from operations for the affected period.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMV Consumer Acquisition Corp.

By: /s/ John N. Givissis
John N. Givissis
Chief Accounting Officer

Date: March 30, 2023